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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   March 11, 2003

                              Integral Vision, Inc.
             (Exact name of registrant as specified in its charter)


Michigan                            0-12728                  38-2191935
(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                    File Number)           Identification No.)


38700 Grand River Avenue, Farmington Hills, Michigan            48335
(Address of principal executive offices)                      (Zip Code)


   Registrant's telephone number, including area code:   (248) 471-2660


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

By letter dated March 10, 2003 and received by the Company on March 11, 2003, Moore Stephens Doeren Mayhew, the Company's independent auditors, ("Doeren") has informed the Company that it will resign following completion of its audit of the Company's financial statements for the year ended December 31, 2002. Doeren's resignation is based on its decision to terminate its engagements with any publicly owned companies.

Doeren's report on the Company's financial statements for the current and prior year was qualified as to uncertainty regarding the Company's ability to continue as a going concern. The reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to any other uncertainty or as to audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two years ended December 31, 2002, there have been no disagreements between the Company and Doeren on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Doeren, would have caused Doeren to make reference to the matter in its report.

The Company has provided Doeren with a copy of this disclosure and has requested Doeren to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 19, 2003, is filed as Exhibit 16 to this Form 8-K/A.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

16.      Letter re Change in Certifying Accountants



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Integral Vision, Inc.
                                            (Registrant)


Date: March 24, 2003                        By: /s/ Mark R. Doede
                                               --------------------------------
                                            Mark R. Doede
                                            President, Chief Operating Officer,
                                            and Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit
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16.      Letter re Change in Certifying Accountants